Exhibit 107

FILING FEE TABLES FOR

FORM S-8

Calculation of Filing Fee Tables

Form S-8

(Form Type)

CROWDSTRIKE HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Title of each Class of Securities to be Registered	Fee Calculation Rule	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share (4)	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (5)
Equity	Class A Common Stock, $0.0005 par value per share, reserved for issuance pursuant to the 2019 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	4,614,109	(2)	$164.38	$758,467,237.42	0.0000927	$70,309.91
Equity	Class A Common Stock, $0.0005 par value per share, reserved for issuance pursuant to the Amended and Restated 2019 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	2,307,054	(3)	$164.38	$379,233,536.52	0.0000927	$35,154.95
	Total		6,921,163			$1,137,700,773.94		$105,464.86
	Total Fee Offsets (6)							-
	Net Fee Due							$105,464.86

(1)	In the event of a stock split, stock dividend or similar transaction involving the Registrant’s Class A common stock, $0.0005 par value per share (“Class A Common Stock”), the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents 4,614,109 shares of Class A Common Stock available for future issuance under the 2019 Equity Incentive Plan by reason of the automatic increase provisions therein.
(3)	Represents 2,307,054 shares of Class A Common Stock available for future issuance under the Amended and Restated 2019 Employee Stock Purchase Plan by reason of the automatic increase provisions therein.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The Proposed Maximum Offering Price Per Share is based on the average of the high and low prices of the Registrant’s Class A Common Stock on The Nasdaq Global Select Market on March 9, 2022.
(5)	Rounded to the nearest cent.
(6)	The Registrant does not have any fee offsets.